Exhibit 32.
CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Annual Report on Form 10-K of NorthWest Indiana Bancorp (the “Company”) for the year ended December 31, 2007, as filed with the Securities and Exchange Commission (the “Report”), each of David A. Bochnowski, Chairman of the Board and Chief Executive Officer of the Company, and Robert T. Lowry, Senior Vice President, Chief Financial Officer and Treasurer of the Company, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 18, 2008	/s/ David A. Bochnowski
David A. Bochnowski
Chairman of the Board and Chief Executive Officer

/s/ Robert T. Lowry Robert T. Lowry
Senior Vice President, Chief Financial
Officer and Treasurer
     A signed original of this written statement required by Section 906 has been provided to and is being retained by NorthWest Indiana Bancorp and will be forwarded to the Securities and Exchange Commission or its staff upon request.

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